UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 7, 2008, Moody’s Investors Service (Moody’s) downgraded to A3, from Aa3, the insurance financial strength rating of RAM Reinsurance Company Ltd. (RAM Re). In the same rating action, Moody’s also downgraded the rating of the preference shares of RAM Holdings Ltd. to Ba1 and the rating of Blue Water Trust, a related contingent capital facility, to Baa3. Moody’s stated that its rating action reflects Moody’s views on RAM Re’s overall credit profile in the current environment, including increased expected and stress loss projections among its mortgage-related risk exposures relative to previous estimates and significantly constrained new business prospects. Moody’s also stated that it will continue to review RAM Re’s rating for further possible downgrade.

A press release relating to this ratings action is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
-----------	-----------

99.1	Press Release, “RAM Holdings Ltd. Comments on Moody’s Ratings Action,” dated August 8, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: August 8, 2008	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel